EXHIBIT 16.2

                             CALLAGHAN NAWROCKI LLP
                          Certified Public Accountants

                              225 Broad Hollow Road
                            Melville, New York 11747

Michael E.  Nawrocki
John T.  Callaghan
Ernest Patrick Smith                                   Telephone (631) 756-9500
Patricia M.  Lucerino                                  Facsimile (631) 756-9818


March 8, 2000


Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549

Re: Alchemy Holdings, Inc.

Dear Sirs:

Please be advised that our firm agrees with the statements made in the disclosure set out in Item 4(a) of the Form 8K.

Very truly yours,

/s/ Michael E.  Nawrocki

Michael E.  Nawrocki